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                                                          Exhibit 10(iii)(A)(ii)

                              EMPLOYMENT AGREEMENT

     AGREEMENT made as of May 6, 2003 by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation ("INTERPUBLIC" or the "CORPORATION"), and CHRIS COUGHLIN ("EXECUTIVE").

     In consideration of the mutual promises set forth herein the parties hereto agree as follows:

                                    ARTICLE I

                               TERM OF EMPLOYMENT

     1.01 Subject to the provisions of Article VII and Article VIII, and upon the terms and subject to the conditions set forth herein, Interpublic will employ Executive beginning June 16, 2003 ("COMMENCEMENT DATE") and continuing thereafter, subject to termination in accordance with the provisions of Article VII hereof. (The period during which Executive is employed hereunder is referred to herein as the ("TERM OF EMPLOYMENT").


                                   ARTICLE II

                                     DUTIES

     2.01    During the term of employment, Executive will:

             (i) Serve as Chief Operating Officer of Interpublic, reporting to the Chief Executive Officer of Interpublic;

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             (ii)   Use his best efforts to promote the interests of the
     Corporation and devote his full time and efforts to its business and affairs;

             (iii) Perform such duties as the Corporation may from time to time assign to him consistent with his position;

             (iv) Serve as a member of the Board of Directors of the Corporation and in such other offices as to which Executive may be elected or appointed; and

             (v) Have oversight and responsibility for the Corporation's finance, investor relations and treasury functions, as well as all other areas not reporting directly to the Corporation's Chief Executive Officer or the chief executive officers of its subsidiaries. The legal function will have dual reporting, to the Executive and to the Chief Executive Officer.


                                   ARTICLE III

                              REGULAR COMPENSATION

     3.01 The Corporation will compensate Executive for the duties performed by him hereunder, by payment of a base salary at the rate of Eight Hundred Thousand Dollars ($800,000) per annum, payable in equal installments, which the Corporation shall pay at semi-monthly intervals, subject to customary withholding for federal, state and local taxes. In addition, Executive will receive deferred compensation at the rate of One Hundred Thousand Dollars ($100,000) per annum, pursuant to the terms and conditions of an Executive Special Benefit Agreement ('ESBA") to be entered into between the Corporation and Executive. At the end of the Accrual Term under the ESBA, Executive's base salary will be increased by the One Hundred Thousand Dollars ($100,000) formerly deferred under the ESBA.

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     3.02    The Corporation may at any time increase the compensation paid to
Executive under this Article III if the Corporation in its sole discretion shall deem it advisable to do so in order to compensate him fairly for services rendered to the Corporation. Provided however that, Executive's compensation will be reviewed by the Corporation for increase (but not decrease, other than with Executive's consent or as part of a general reduction in key management compensation) every two (2) years consistent with the practice for other senior executives of the Corporation.

                                   ARTICLE IV

                                     BONUSES

     4.01 Executive will be eligible each year during the term of employment to participate in the Management Incentive Compensation Plan ("MICP"), in accordance with the terms and conditions of the Plan established from time to time. Executive shall be eligible to receive target MICP awards of one hundred percent (100%) of his base salary plus ESBA deferral up to a maximum of one hundred fifty percent (150%) of his base salary plus ESBA deferral, but the actual award, if any, shall be determined by the Corporation and shall be based on earnings targets established for the Corporation, Executive's individual performance, and Board of Director's discretion, all consistent with the targets and standards employed for key management employees generally.

     4.02 Executive shall receive an award for the 2003-2005 performance period under Interpublic's Long-Term Performance Incentive Plan ("LTPIP") equal to ten thousand (10,000)

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performance units, and subject to the performance standards established under the LTPIP for that period generally.

     4.03 Executive will be entitled to a sign-on bonus of Four Hundred Thousand Dollars ($400,000), upon commencement of employment. Such bonus shall be paid in shares of Interpublic restricted common stock which shall vest upon commencement of employment. Such shares shall be priced as of the first day of Executive's employment under this Agreement. In the event Executive terminates this Agreement without Good Reason during the one year following the date of grant, he shall return a portion of such shares (or the cash equivalent based on the value of such shares on the date of termination) in an amount pro-rated from the date of grant through the date of termination of employment.


                                    ARTICLE V

                                INTERPUBLIC STOCK

     5.01 Executive shall receive options to purchase two hundred thousand (200,000) shares of Interpublic Common Stock, which will be subject to all the terms and conditions of the Interpublic Stock Incentive Plan. Such options shall be granted and priced as of the first day of Executive's employment under this Agreement. Beginning with calendar year 2004, Executive will be eligible for additional annual stock option awards, in the discretion of the Board of Directors.

                                   ARTICLE VI

                            OTHER EMPLOYMENT BENEFITS

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     6.01    Executive shall be eligible to participate in such other employee benefits as are available from time to time to any other key management executives of Interpublic in accordance with the then-current terms and conditions established by Interpublic for eligibility and employee contributions required for participation in such benefits opportunities, including an annual financial planning allowance.

     6.02 Executive will be entitled to annual paid time off (including twenty-eight (28) vacation days), in accordance with the Company's policies and procedures, to be taken in such amounts and at such times as shall be mutually convenient for Executive and the Corporation.

     6.03 Executive shall be reimbursed for all reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Corporation provided that Executive submits all substantiation of such expenses to the Corporation on a timely basis in accordance with standard policies of the Corporation for key management employees.

     6.04 Executive shall be entitled to a club allowance of Ten Thousand Dollars ($10,000) per year payable in the first month of each calendar year (and upon execution of this Agreement for calendar year 2003), provided that Executive submits substantiation in accordance with standard policies of the Corporation for key management employees.

     6.05 Executive shall be entitled to reimbursement of legal expenses incurred in connection with the negotiation and preparation of this Agreement and other employment-related agreements up to a maximum of Twenty Thousand Dollars ($20,000).

     6.06 Executive shall be entitled to an automobile allowance of Ten Thousand Dollars ($10,000) per year, payable quarterly.

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                                   ARTICLE VII

                                   TERMINATION

     7.01 The Corporation may terminate the employment of Executive hereunder:

             (i) By giving Executive notice in writing at any time specifying a termination date not less than twelve (12) months after the date on which such notice is given, in which event Executive's employment hereunder shall terminate on the date specified in such notice provided, however, that, in such event, Executive will be permitted to seek other employment immediately; or

             (ii) By giving Executive notice in writing at any time specifying a termination date less than twelve (12) months after the date on which such notice is given. In this event Executive's employment hereunder shall terminate on the date specified in such notice and the Corporation shall thereafter pay him a sum equal to the amount by which twelve (12) months salary at his then current rate exceeds the salary paid to him for the period from the date on which such notice is given to the termination date specified in such notice. Such payment shall be made during the period immediately following the termination date specified in such notice, in successive equal monthly installments each of which shall be equal to one
     (1) month's salary at the rate in effect at the time of such termination, with any residue in respect of a period less than one (1) month to be paid together with the last installment.

     During the termination period provided in subsection (i), or in the case of a termination under subsection (ii) providing for a termination period of less than twelve (12) months, for a period of twelve (12) months after the termination notice, Executive will be entitled to receive all

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employee benefits and executive perquisites accorded to him prior to termination, including, but not limited to, eligibility for an MICP award pursuant to Section 4.01, and Executive shall be treated as still employed by the Corporation during such period for purposes of the Corporation 's LTPIP, ESBA and Stock Incentive Plans provided, that such employee welfare benefits shall cease upon such date that Executive accepts employment with another employer offering similar benefits.

     7.02 Notwithstanding the provisions of Section 7.01, If Executive obtains other employment (including work as a consultant, independent contractor or establishing his own business) during the period of notice of termination, Executive will promptly notify the Corporation.

     7.03 Executive may at any time give notice in writing to the Corporation specifying a termination date not less than ninety (90) days after the date on which such notice is given, in which event his employment hereunder shall terminate on the date specified in such notice, and Executive shall receive his salary, employee benefits and executive perquisites until the termination date. Provided however that the Corporation may, at its option, upon receipt of such notice determine an earlier termination date.

     7.04 Notwithstanding the provisions of Section 7.01, the Corporation may terminate the employment of Executive hereunder, at any time after the Commencement Date, for Cause. For purposes of this Agreement, "CAUSE" means the following:

             (i) Any material breach by Executive of any provision of any material agreement with the Corporation (including without limitation Sections 8.01 and 8.02 hereof) upon notice of same by the Corporation which breach, if capable of being cured,

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     has not been cured within fifteen (15) days after such notice (it being understood and agreed that a breach of Section 8.01 or 8.02 hereof, among others, shall be deemed not capable of being cured);

             (ii) Misappropriation by Executive of funds or property of the Corporation or any attempt by Executive to secure any personal profit related to the business of the Corporation (other than as permitted by this Agreement) and not fairly disclosed to and approved by the Board of Directors;

             (iii) Fraud, dishonesty, gross negligence or willful misconduct on the part of Executive in the performance of his duties as an employee of the Corporation;

             (iv)   A felony conviction of Executive involving moral turpitude.

     Upon a termination for Cause, the Corporation shall pay Executive his salary through the date of termination of employment, and Executive shall not be entitled to any other payments hereunder, provided however, that Executive shall retain the right to all employee benefits in which he is vested as of the date of termination of employment.

     7.05 Executive may terminate his employment with the Corporation for "GOOD REASON" by giving the Company written notice of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason. A termination of employment by the Executive for Good Reason shall be effective on the 21st business day following the date the notice is given, unless the Corporation cures the conduct giving rise to Good Reason prior to that date. "GOOD REASON" means:

             (i) the assignment to Executive of any duties inconsistent in any material respect with Section 2.01, or any other action by the Corporation that results in a material

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     diminution in the Executive's position or authority, duty, titles, responsibilities, or reporting requirements other than an isolated, insubstantial and inadvertent action that is not taken in bad faith;

             (ii) any material failure by the Company to comply with any provision of Articles III, IV, V, VI, or IX of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith;

             (iii) any relocation of the Executive's principal business location to a location other than the New York Metropolitan area (within fifty (50) miles of Manhattan); or

             (iv) the Executive is not elected or reelected, as appropriate, to the Board.

In the event of a termination for Good Reason, all of the compensation, benefits and perquisites provided by Section 7.01 shall apply as if Executive were terminated by the Corporation.


                                  ARTICLE VIII

                                    COVENANTS

     8.01 While Executive is employed hereunder by the Corporation he shall not, without the prior written consent of the Corporation, which will not be unreasonably withheld, engage, directly or indirectly, in any other trade, business or employment, or have any interest, direct or indirect, in any other business, firm or corporation; provided, however, that he may continue to own or may hereafter acquire any securities of any class of any publicly-owned company and may serve on the boards of directors of other corporations (or the equivalent for other types of entities) or in other civic or charitable endeavors, with the prior approval of Interpublic, which

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shall not be unreasonably withheld. It is understood that Executive will be a member of the Administrative Committee which oversees former Pharmacia Benefit Plans.

     8.02 Executive shall treat as confidential and keep secret the affairs of the Corporation and shall not at any time during the term of employment or for a period of three (3) years thereafter, without the prior written consent of the Corporation, divulge, furnish or make known or accessible to, or use for the benefit of, anyone other than the Corporation and its subsidiaries and affiliates any information of a confidential nature relating in any way to the business of the Corporation or its subsidiaries or affiliates or their clients and obtained by him in the course of his employment hereunder other than as required by law or by subpoena pursuant to any judicial or administrative proceeding, provided however that Executive will provide notice to, and, if permissible will confer, with the Corporation's legal counsel prior to any such disclosure.

     8.03 All records, papers and documents kept or made by Executive relating to the business of the Corporation or its subsidiaries or affiliates or their clients shall be and remain the property of the Corporation.

     8.04 All articles invented by Executive, processes discovered by him, trademarks, designs, advertising copy and art work, display and promotion materials and, in general, everything of value conceived or created by him pertaining to the business of the Corporation or any of its subsidiaries or affiliates during the term of employment, and any and all rights of every nature whatever thereto, shall immediately become the property of the Corporation, and Executive will assign, transfer and deliver all patents, copyrights, royalties, designs and copy, and any and all interests and rights whatever thereto and thereunder to the Corporation.

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     8.05    Following the termination of Executive's employment hereunder for any reason, Executive shall not for a period of eighteen (18) months from such termination, (a) solicit any then employees of the Corporation, Interpublic or any affiliated company of Interpublic to leave such employ to enter the employ of Executive or of any person, firm or corporation with which Executive is then associated or (b) solicit or handle on Executive's own behalf or on behalf of any other person, firm or corporation, the event marketing, public relations, advertising, sales promotion or market research business of any person or entity which is a client of the Corporation at the date of termination of Executive's employment.

     8.06 If at the time of enforcement of any provision of this Agreement, a court shall hold that the duration, scope or area restriction of any provision hereof is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope or area reasonable under the circumstances shall be substituted by the court for the stated duration, scope or area.

     8.07 Executive acknowledges that a remedy at law for any breach or attempted breach of Article VIII of this Agreement will be inadequate, and agrees that the Corporation shall be entitled to specific performance and injunctive and other equitable relief in the case of any such breach or attempted breach.

     8.08 Executive represents and warrants that neither the execution and delivery of this Employment Agreement nor the performance of Executive's services hereunder will conflict with, or result in a breach of, any agreement to which Executive is a party or by which he may be bound or affected, in particular the terms of any employment agreement to which Executive may be a party. Executive and the Corporation each further represent and warrant to the other that

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each has full right, power and authority to enter into and carry out the provisions of this Employment Agreement.


                                   ARTICLE IX

                                   ASSIGNMENT

     9.01 This Agreement shall be binding upon and enure to the benefit of the successors and assigns of the Corporation. Neither this Agreement nor any rights hereunder shall be assignable by Executive and any such purported assignment by him shall be void.


                                    ARTICLE X

                                AGREEMENT ENTIRE

     10.01 This Agreement constitutes the entire understanding between the Corporation and Executive concerning his employment by the Corporation or any of its parents, affiliates or subsidiaries and supersedes any and all previous agreements between Executive and the Corporation or any of its parents, affiliates or subsidiaries concerning such employment, and/or any compensation or bonuses. This Agreement may not be changed orally.

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                                   ARTICLE XI

                                 APPLICABLE LAW

     11.01 The Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                   THE INTERPUBLIC GROUP OF
                                   COMPANIES, INC.


                                   By: /s/Brian J. Brooks
                                          Brian J. Brooks
                                          Executive Vice President
                                              Human Resources


                                       /s/Chris Coughlin
                                          Chris Coughlin

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